Exhibit 3.2e

AMENDMENT TO

AMENDED AND RESTATED BYLAWS

OF STEEL DYNAMICS, INC.

January 23, 2023

Section 1.1 of the Amended and Restated Bylaws of Steel Dynamics, Inc. is hereby amended and replaced as follows:

“Section 1.1.  Principal Office.  The principal office of the Corporation shall be at 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, or at such other place as may be designated by the Board of Directors.”

Section 3.2 of the Amended and Restated Bylaws of Steel Dynamics, Inc. is hereby amended and replaced as follows:

“Section 3.2.  Number.  The current number of directors of the Corporation shall not be less than five (5) nor more than thirteen (13).  The exact number of directors of the Corporation shall be determined from time to time by resolution of the Board of Directors, but no decrease shall shorten the term of an incumbent director.  Directors need not be shareholders when first nominated or elected to the Board of Directors, but thereafter will be subject to the Corporation’s equity ownership policy for Directors.  Directors shall be elected at each annual meeting of the shareholders or at a special meeting called for that purpose.”

The first sentence of Section 3.8 of the Amended and Restated Bylaws of Steel Dynamics, Inc. is hereby amended and replaced as follows:

“Section 3.8.  Conduct of Meetings.  The Board Chair shall preside at all meetings of the Board of Directors and the Secretary of the Corporation shall act as secretary of the Board, but in their absence the directors may appoint another person to serve.”

A new Section 3.16 shall be added to the Amended and Restated Bylaws of Steel Dynamics, Inc. as follows:

“Section 3.16.  Proxy Access.

(a) Subject to the terms and conditions of these bylaws, whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, the Corporation (i) shall include in its proxy statement and on its form of proxy the names of, and (ii) shall include in its proxy statement the Additional Information (as defined below) relating to, the Authorized Number (as defined below) of nominees for election to the Board of Directors submitted pursuant to this Section 3.16 (each, a “Shareholder Nominee”), if: (A) the Shareholder Nominee satisfies the eligibility requirements in this Section 3.16; (B) the Shareholder Nominee is identified in a timely notice (the “Shareholder Notice”) that satisfies this Section 3.16 and is delivered by a shareholder that qualifies as, or is acting on behalf of, an Eligible Shareholder (as defined below); (C) the Eligible Shareholder satisfies the requirements in this Section 3.16 and expressly elects at the time of the delivery of the Shareholder Notice to have the Shareholder Nominee included in the Corporation’s proxy materials; and (D) any additional applicable requirements of these bylaws are met.

(b) The maximum number of Shareholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders (the “Authorized Number”) shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Shareholder Notice may be delivered pursuant to this Section 3.16 with respect to the annual meeting of shareholders, or, if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%); provided, however, that the Authorized Number shall be reduced (A) by any Shareholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 3.16 but whom the Board of Directors decides to nominate as a Board of Directors nominee, but not below one; (B) by any directors in office or director nominees that, in either case, shall be included in the Corporation’s proxy materials with respect to the annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a shareholder or a group of shareholders (other than any such agreement, arrangement or other understanding entered into in connection with an acquisition of capital stock, by the shareholder or the group of shareholders, from the Corporation); and (C) by any nominees who were previously elected to the Board of Directors as Shareholder Nominees at any of the preceding two annual meetings of shareholders and who are nominated for election at the annual meeting of shareholders by the Board of Directors as a Board of Directors nominee. In the event that one or more vacancies for any reason occurs after the date of the Shareholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.

(c) To qualify as an “Eligible Shareholder” for purposes of this Section 3.16, a shareholder or a group of shareholders must: (i) Own and have Owned (as defined below), continuously for at least three years as of the date of the Shareholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of stock of the Corporation that are entitled to vote generally in the election of directors) that represents at least three percent (3%) of the voting power of the issued and outstanding shares of stock of the Corporation that are entitled to vote generally in the election of directors as of the date of the Shareholder Notice (the “Required Shares”); and (ii) thereafter continue to Own the Required Shares through such annual meeting of shareholders. For purposes of satisfying the ownership requirements of this Section 3.16(c), a group of not more than 20 shareholders and/or beneficial owners may aggregate the number of shares of stock of the Corporation that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three years as of the date of the Shareholder Notice if all other requirements and obligations for an Eligible Shareholder set forth in this Section 3.16 are satisfied by and as to each shareholder or beneficial owner comprising the group of shareholders whose shares are aggregated. No shares may be attributed to more than one Eligible Shareholder, and no shareholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Shareholder under this Section 3.16(c). A group of any two or more funds shall be treated as only one shareholder or beneficial owner for this purpose if they are (A) under common management and investment control; (B) under common management and funded primarily by a single employer; or (C) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. For purposes of this Section 3.16, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(d) (i) For purposes of this Section 3.16, a shareholder or beneficial owner shall be deemed to “Own” only those issued and outstanding shares of stock of the Corporation that are entitled to vote generally in the election of directors as to which such person possesses both (A) the full voting and investment rights pertaining to the shares, and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person in any transaction that has not been settled or closed; (2) borrowed by such person for any purposes or purchased by such person pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of issued and outstanding shares of stock of the Corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s full right to vote or direct the voting of the shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by such person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a shareholder or beneficial owner, have correlative meanings.

(ii) A shareholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as such person retains both (A) the full voting and investment rights pertaining to the shares, and (B) the full economic interest in the shares. Such person’s Ownership of shares shall be deemed to continue during any period in which such person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the shareholder.

(iii) A shareholder’s or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which such person has loaned the shares if such person has the power to recall the loaned shares on not more than five business days’ notice and (A) such person recalls the loaned shares within five business days of being notified that its Shareholder Nominee shall be included in the Corporation’s proxy materials for the relevant annual meeting; and (B) such person holds the recalled shares through the annual meeting.

(iv) For purposes of this Section 3.16(d), the term “person” includes its affiliates.

(e) For purposes of this Section 3.16, the “Additional Information” referred to in Section 3.16(a) that the Corporation will include in its proxy statement is: (i) the information set forth in the Schedule 14N provided with the Shareholder Notice concerning the Eligible Shareholder and each Shareholder Nominee that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Shareholder Nominee(s), which must be provided at the same time as the Shareholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting of shareholders (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3.16, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 3.16 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Shareholder or Shareholder Nominee.

(f) (i) The Shareholder Notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the background and qualification of such person, including without limitation, the principal occupation or employment of such person, (iii) (A) the class or series and number of shares or other securities of the Corporation which are directly or indirectly owned of record or beneficially by such person and any Shareholder Associated Person, and (B) any derivative positions held of record or beneficially by such person related to, or the value of which is derived in whole or in part from, the value of any class of the Corporation’s shares or other securities and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such person with respect to the corporation’s shares or other securities, (iv) a written statement executed by the person (A) acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Indiana law with respect to the Corporation and its shareholders, (B) disclosing whether such person or any Shareholder Associated Person is a party to an agreement, arrangement or understanding with, or has given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (C) disclosing whether such person or any Shareholder Associated Person is a party to an agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s service or action as a director of the Corporation, (D) agreeing to update continually the accuracy of the information required by the immediately preceding clauses (B) and (C) for as long as such person is a nominee or a director of the Corporation, and (E) agreeing if elected as a director of the Corporation to comply with all applicable codes of ethics and conduct, corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation applicable to directors, and (v) any other information regarding such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, if Section 14 were applicable (including without limitation such person’s (A) written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected and (B) agreement to provide information that the Board of Directors requests to determine whether such person qualifies as an independent director under applicable rules, regulations and guidelines); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and the name and address of any Shareholder Associated Person covered by clauses (ii) or (iii) below, (ii) (A) the class or series and number of shares or other securities of the Corporation which are owned directly or indirectly of record or beneficially by such shareholder or by any Shareholder Associated Person and (B) any derivative positions held of record or beneficially by the shareholder or any Shareholder Associated Person related to, or the value of which is derived in whole or in part from, the value of any class of the Corporation’s shares or other securities and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the Corporation’s shares or other securities, (iii) any other information regarding such shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, if Section 14 were applicable, and (iv) a written statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of the Corporation’s voting shares (collectively, the “Required Information”).

(ii) In addition, such Shareholder Notice shall include: (A) a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission (the “SEC”) under the Exchange Act; (B) a written statement of the Eligible Shareholder (and, in the case of a group, the written statement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (1) setting forth and certifying to the number of issued and outstanding shares of stock of the Corporation that are entitled to vote generally in the election of directors the Eligible Shareholder Owns and has Owned continuously for at least three years as of the date of the Shareholder Notice, and (2) agreeing to continue to Own such shares through the annual meeting; (C) the written agreement of the Eligible Shareholder (and, in the case of a group, the written agreement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) addressed to the Corporation, setting forth the following additional agreements, representations and warranties: (1) it shall provide (x) within five business days after the date of the Shareholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case, during the requisite three-year holding period, specifying the number of shares that the Eligible Shareholder Owns, and has Owned continuously, in compliance with this Section 3.16, (y) within five business days after the record date for the annual meeting, both the Required Information and notification in writing verifying the Eligible Shareholder’s continuous Ownership of the Required Shares, in each case, as of such date, and (z) immediate notice to the Corporation if the Eligible Shareholder ceases to own any of the Required Shares prior to the annual meeting; (2) it (w) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have this intent, (x) has not nominated and shall not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 3.16, (y) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or any nominee(s) of the Board of Directors, and (z) shall not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and (3) it will (v) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (w) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 3.16, (x) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting, (y) file with the SEC any solicitation or other communication by or on behalf of the Eligible Shareholder relating to the Corporation’s annual meeting of shareholders, one or more of the Corporation’s directors or director nominees or any Shareholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A, and (z) at the request of the Corporation, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as the Corporation may reasonably request; and (D) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation and warranty of the Eligible Shareholder that it shall provide, within five business days after the date of the Shareholder Notice, documentation reasonably satisfactory to the Corporation demonstrating that the number of shareholders and/or beneficial owners within such group does not exceed 20, including whether a group of funds qualifies as one shareholder or beneficial owner within the meaning of this Section 3.16.

(iii) To be timely, the Shareholder Notice shall be delivered to, or mailed and received at, the principal office of the Corporation not later than the close of business on the 120th calendar day nor earlier than the close of business on the 150th calendar day before the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first released to shareholders in connection with the immediately preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after the first anniversary of the immediately preceding year’s annual meeting, to be timely, the Shareholder Notice must be so delivered, or mailed and received, not earlier than the close of business on the 150th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 120th calendar day prior to the date of such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of the Shareholder Notice under this Section 3.16. The Shareholder Notice shall include, for each Shareholder Nominee, all Required Information and other applicable written and signed representations and agreements required pursuant to this Section 3.16. At the request of the Corporation, the Shareholder Nominee shall promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as the Corporation may reasonably request. In the event that any information or communications provided by the Eligible Shareholder or any Shareholder Nominee to the Corporation or its shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Shareholder Nominee from its proxy materials as provided in this Section 3.16. All information provided pursuant to this Section 3.16(f) shall be deemed part of the Shareholder Notice for purposes of this Section 3.16.

(g) (i) Notwithstanding anything to the contrary contained in this Section 3.16, the Corporation may omit from its proxy materials any Shareholder Nominee, and such nomination shall be disregarded and no vote on such Shareholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if the Board of Directors in its sole discretion determines: (A) the Eligible Shareholder or Shareholder Nominee breached any of its agreements, representations or warranties set forth in the Shareholder Notice or otherwise submitted pursuant to this Section 3.16, any of the information in the Shareholder Notice or otherwise submitted pursuant to this Section 3.16 was not, when provided, true, correct and complete, or the Eligible Shareholder or Shareholder Nominee otherwise failed to comply with its obligations pursuant to these bylaws, including, but not limited to, its obligations under this Section 3.16; (B) the Shareholder Nominee (1) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (2) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of stock of the Corporation are listed or as a “non-employee director” under Exchange Act Rule 16b-3, (3) is or has been, within the past three years, a director or an officer of a competitor, as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, (4) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past 10 years, or (5) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or (C) the Corporation has received a notice (whether or not subsequently withdrawn) that a shareholder intends to nominate any candidate for election to the Board of Directors by means other than pursuant to this Section 3.16; or (D) the election of the Shareholder Nominee to the Board of Directors would cause the Corporation to violate the Articles of Incorporation of the Corporation, these bylaws, or any applicable law, rule, regulation or listing standard.

(ii) Any Shareholder Nominee (A) who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting of shareholders for any reason, including for the failure to comply with any provision of these bylaws, or (B) who does not receive at least twenty-five percent (25%) of the votes cast in favor of such Shareholder Nominee’s election, shall be ineligible to be a Shareholder Nominee pursuant to this Section 3.16 for the next two annual meetings.

(iii) Notwithstanding the foregoing provisions of this Section 3.16, unless otherwise required by law, if the shareholder delivering the Shareholder Notice (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders of the Corporation to present its Shareholder Nominee(s), such nomination(s) shall be disregarded, notwithstanding that proxies in respect of the election of the Shareholder Nominee(s) may have been received by the Corporation.

(h) Without limiting its power and authority to interpret any other provisions of these bylaws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 3.16 and to make any and all determinations necessary or advisable to apply this Section 3.16 to any persons, facts or circumstances, in each case, acting in good faith. This Section 3.16 shall be the exclusive method for shareholders to include nominees for election as directors in the Corporation’s proxy materials.

(i) Notwithstanding the foregoing provisions of this Section 3.16, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations promulgated thereunder with respect to matters set forth in this Section 3.16. Nothing in this Section 3.16 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to the rules and regulations promulgated under the Exchange Act.”